Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 7 to Form S-1 of Fortress Transportation and Infrastructure Investors LLC of our report dated April 15, 2015 relating to the financial statements of Fortress Transportation and Infrastructure Investors LLC, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

May 14, 2015